Exhibit 4.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

AND

FIRST AMENDMENT TO THE COLLATERAL AGREEMENT

This FIRST SUPPLEMENTAL INDENTURE AND FIRST AMENDMENT TO THE COLLATERAL AGREEMENT (the “Supplemental Indenture and Collateral Agreement Amendment”), dated as of August 23, 2024, is made by and among Edgio, Inc., a Delaware corporation (the “Issuer”), the guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the Indenture, dated as of November 14, 2023 (as amended or supplemented to the date hereof, the “Indenture”) and the Collateral Agreement, dated as of November 14, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, the “Collateral Agreement”). Capitalized terms used in this Supplemental Indenture and Collateral Agreement Amendment and not otherwise defined shall have the respective meanings ascribed to them in the Indenture or the Collateral Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, the Issuer, the Trustee and the Collateral Agent have heretofore executed and delivered the Indenture providing for the issuance by the Issuer of the 19.5% Senior Secured Convertible Notes due 2027 (the “Notes”);

WHEREAS, the Issuer, the Collateral Agent, and other Subsidiary Grantors thereto have entered into the Collateral Agreement in connection with the Indenture;

WHEREAS, Section 8.02 of the Indenture provides that, (1) with the consent of the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding, the Issuer, the Guarantors, the Trustee and the Collateral Agent may amend or supplement the Indenture or the Notes or any of the other Indenture Documents in accordance with such Section 8.02 and (2) without the consent of holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may, among other things, (i) change or alter the priority of the Liens securing the Notes Obligations created by the Security Documents in any manner adverse to the holders of the Notes or (ii) make any change in the Intercreditor Agreement or in the provisions of the Indenture or any Security Document dealing with the application of proceeds of the Collateral that would materially adversely affect the Holders or alter the priority of the security interests in the Collateral;

WHEREAS, the Company has solicited consent from the direct or indirect legal or beneficial owner of the aggregate principal amount of the Notes which collectively represents 100% in aggregate principal amount of Notes outstanding (the “Consenting Holder”), to proposed amendments to the Indenture and the Collateral Agreement as set forth in Article One to this Supplemental Indenture and Collateral Agreement Amendment (the “Proposed Amendments”);

WHEREAS, pursuant to Sections 7.06 and 8.02 of the Indenture, the Consenting Holder has validly tendered, and not withdrawn, their consent to the adoption of the Proposed Amendments to be effectuated by this Supplemental Indenture and Collateral Agreement Amendment in accordance with the provisions of the Indenture, and the Issuer, having received the requisite consents for the Proposed Amendments (the “Requisite Consent”), desires to amend the Indenture as provided in this Supplemental Indenture and Collateral Agreement Amendment;

WHEREAS, in accordance with Section 8.1 of the Collateral Agreement, the Issuer, the Collateral Agent, and other Subsidiary Grantors thereto agree to make certain amendments to the Collateral Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee and the Collateral Agent (i) evidence of the written consent of the Consenting Holder set forth in the immediately preceding paragraph and (ii) the Officer’s Certificate and the Opinion of Counsel described in Sections 8.06 and 13.03 of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture and Collateral Agreement Amendment, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

AMENDMENTS AND DIRECTION

SECTION 1.01 Amendments to the Indenture.

(a)	Section 1.01 of the Indenture is hereby amended to restate the following definitions in their entirety to read as follows:

“Indenture Documents” means this Indenture, the Notes, the Security Documents, the Intercreditor Agreement (including, for the avoidance of doubt, the Pari Passu Intercreditor Agreement and the Priority Intercreditor Agreement), and any other instrument or agreement entered into, now or in the future, by the Company or any Guarantor or the Collateral Agent and/or Trustee in connection with the Indenture.

“Intercreditor Agreement” means, collectively, and individually, each of the Pari Passu Intercreditor Agreement and the Priority Intercreditor Agreement.

(b)	Section 1.01 of the Indenture is hereby amended to add the following definitions:

“Lien” has the meaning assigned to such term in the Credit Agreement.

“Pari Passu Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, dated as of November 14, 2023, among Lynrock Lake Master Fund LP, as lender under the Initial Credit Agreement (as defined therein), U.S. Bank Trust Company, National Association, as Representative for the Initial Other First Lien Claimholders (as defined therein) and collateral agent for the Initial Other First Lien Claimholders (as defined therein), and each additional Representative (as defined therein) and Collateral Agent (as defined therein) from time to time party hereto for the Other First Lien Claimholders (as defined therein) of the Series (as defined therein) with respect to which it is acting in such capacity, and acknowledged and agreed to by Edgio, Inc., and the other Grantors (as defined therein), as amended, restated, modified and/or supplemented in accordance with the provisions hereof and thereof.

“Priority Credit Agreement” means the Priority Credit Agreement, dated as of August 23, 2024, by and among Edgio, Inc., as the borrower, and Lynrock Lake Master Fund LP, as the lender, as may be amended, restated, modified and/or supplemented from time to time.

“Priority Intercreditor Agreement” means the Priority Lien Intercreditor Agreement, dated as of August 23, 2024, among Lynrock Lake Master Fund LP, as lender under the Credit Agreement, Lynrock Lake Master Fund LP, as lender under the Priority Credit Agreement, U.S. Bank Trust Company, National Association as the Junior Lien Indenture Collateral Agent (as defined therein), and each additional Priority Lien Representative (as defined therein) and Junior Lien Representative (as defined therein) from time to time party thereto, and Edgio, Inc. and the other Grantors (as defined therein) from time to time party thereto, as amended, restated, modified and/or supplemented in accordance with the provisions hereof and thereof.

(c)	Section 3.12 of the Indenture is hereby amended to replace the reference to “Permitted Liens” with “the Intercreditor Agreement”

(d)	Section 7.01(A)(xi) of the Indenture is hereby amended and restated in its entirety to read as follows:

“any Security Document after delivery thereof shall for any reason cease (or shall be asserted in writing by the Issuer or any Guarantor to cease) to create a valid and perfected Lien to the extent required by the Security Documents (subject to the Intercreditor Agreement) on Collateral that is purported to be covered thereby (other than (x) in accordance with the terms of this Indenture or the terms of the Intercreditor Agreement or the Security Documents or (y) except to the extent that any such cessation of the Liens results from the failure of the administrative agent or the lender under the Credit Agreement or under the Priority Credit Agreement, as the case may be, in each case, as bailee for the Collateral Agent pursuant to the terms of the Intercreditor Agreement, to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents);”

(e)	Section 7.01(A)(xiii) of the Indenture is hereby amended and restated in its entirety to read as follows:

“a default in any of the Company’s or any Guarantor’s obligations or agreements under the Credit Agreement or the Priority Credit Agreement where such default is not cured or waived within the time periods provided in the Credit Agreement or the Priority Credit Agreement, as the case may be, prior to such default becoming an “Event of Default” thereunder; or”

(f)	Section 11.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

“The Obligations will be secured by a perfected Lien on the Collateral, subject to the Intercreditor Agreement, as provided in the Security Documents. The Collateral will also secure certain of the Company’s and the Guarantors’ existing obligations under the Credit Agreement and the Priority Credit Agreement, subject to the Intercreditor Agreement. Under the terms of the

Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) will be applied in the order of priority set forth in the Intercreditor Agreement.”

(g)	Section 11.02 of the Indenture is hereby amended to remove the reference to “Permitted Liens and”

(h)	The first sentence of Section 11.03(A) of the Indenture is hereby amended and restated in its entirety to read as follows:

“Each Holder of Notes, by its acceptance thereof, and the Trustee hereby designates and appoints the Collateral Agent as its agent under this Indenture and the Security Documents and each Holder by acceptance of the Notes consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and irrevocably authorizes and empowers the Collateral Agent to perform its obligations and duties, exercise its rights and powers and take any action permitted or required thereunder that are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement.”

(i)	Section 13.18 of the Indenture is hereby amended and restated in its entirety to read as follows:

“Each Holder of a Note, by accepting such Note, agrees that, for purposes of the Intercreditor Agreement, (x) with respect to the Pari Passu Intercreditor Agreement, (i) the Trustee shall be the “Initial Other Representative” thereunder, (ii) the Collateral Agent shall be the “Initial Other Collateral Agent” thereunder, (iii) this Indenture shall constitute the “Initial Other First Lien Agreement” thereunder and all references to the “Initial Other First Lien Agreement” contained therein shall be deemed to refer to this Indenture and (iv) all of the Notes Obligations shall constitute “Initial Other First Lien Obligations” thereunder and (y) with respect to the Priority Intercreditor Agreement, (i) the Collateral Agent shall be the “Junior Lien Indenture Collateral Agent” thereunder, (ii) this Indenture shall constitute the “Junior Lien Indenture” thereunder and all references to the “Junior Lien Indenture” contained therein shall be deemed to refer to this Indenture and (iii) all of the Notes Obligations shall constitute “Junior Lien Indenture Obligations” thereunder. The Trustee and the Collateral Agent shall be bound by the terms of the Intercreditor Agreement and each Holder of a Note, by accepting such Note or beneficial interest therein, agrees to all the terms and provisions of the Intercreditor Agreement and the other Security Documents. Notwithstanding anything to the contrary herein or in the other Indenture Documents, (i) this Indenture, the Liens and security interests granted to the Collateral Agent pursuant to the Security Documents and all rights and obligations of the Trustee and the Collateral Agent under the Indenture Documents are expressly subject to the Intercreditor Agreement and (ii) the exercise of any right or remedy by the Trustee or the Collateral Agent under the Indenture Documents is subject to the limitations and provisions of the Intercreditor Agreement. The Holders authorize the Trustee and the Collateral Agent to communicate with the

Lender (as defined in the Credit Agreement) under the Credit Agreement and the Lender (as defined in the Priority Credit Agreement) under the Priority Credit Agreement, as applicable, and any other Person who is, or becomes a party to the Intercreditor Agreement, with respect to any matter, including, without limitation, the Obligations, the Obligations (as defined in the Credit Agreement) under the Credit Agreement, the Obligations (as defined in the Priority Credit Agreement) under the Priority Credit Agreement, the Intercreditor Agreement, the Indenture Documents, and any other matter relating to, or arising out of such matters. Each Holder of a Note, by accepting such Note, agrees and hereby authorizes and directs the Collateral Agent and Trustee to execute the Intercreditor Agreement (including, for the avoidance of doubt, each of the Priority Intercreditor Agreement and the Pari Passu Intercreditor Agreement). Each Holder, by accepting a Note, hereby agrees that such Holder shall comply with the provisions of the Intercreditor Agreement applicable to it in its capacities as such to the same extent as if such Holder were party thereto. Without limiting any of the rights and protections (including indemnities) of the Trustee or Collateral Agent hereunder and notwithstanding any provisions in this Indenture or the other Indenture Documents to the contrary, in the event of any conflict or inconsistency between the terms of the Intercreditor Agreement and the terms of this Indenture or the other Indenture Documents, the terms of the Intercreditor Agreement shall govern.”

SECTION 1.02 Amendment to the Collateral Agreement. Schedule 8 of the Collateral Agreement is hereby amended and replaced in its entirety as follows:

“SCHEDULE 8

COMMERCIAL TORT CLAIMS

1. To the extent constituting a Commercial Tort Claim, all of each Grantor’s rights and interests in the professional negligence claim against a prior legal advisor of the Grantors, which negligence allegedly directly and proximately triggered, on or about October 20, 2023, a fundamental change under an indenture governing the Notes Issuer’s then-existing senior convertible notes.”

SECTION 1.03 Priority Intercreditor Agreement. The Collateral Agent is hereby authorized, directed and instructed by the Issuer and, by its acceptance of the benefits of this Supplemental Indenture and Collateral Agreement Amendment, the Consenting Holder, to execute and deliver the Priority Intercreditor Agreement in the form set forth in Exhibit A hereto.

ARTICLE TWO

MISCELLANEOUS

SECTION 2.01 Effective Date of this Supplemental Indenture and Collateral Agreement Amendment. This Supplemental Indenture and Collateral Agreement Amendment shall be executed, delivered and effective as of the date first written above; provided that on or prior to the date hereof, the Issuer shall pay to the Trustee and the Collateral Agent all outstanding fees and expenses then due and owing under the Indenture, including in connection with the preparation, negotiation, execution and delivery of this Supplemental Indenture and Collateral Agreement Amendment and any documents and instruments relating hereto, Including without limitation all fees and expenses of Shipman & Goodwin LLP, counsel to the Trustee and the Collateral Agent.

SECTION 2.02 Reference to and Effect on the Indenture. On and after the effective date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents or instruments) shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture and Collateral Agreement Amendment, unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture and Collateral Agreement Amendment, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 2.03 Reference to and Effect on the Collateral Agreement. On and after the effective date, each reference in the Collateral Agreement to “this Agreement,” “hereunder,” “hereof,” or “herein” (and all references to the Collateral Agreement in any other agreements, documents or instruments) shall mean and be a reference to the Collateral Agreement as supplemented by this Supplemental Indenture and Collateral Agreement Amendment, unless the context otherwise requires. The Indenture, as supplemented by this Supplemental Indenture and Collateral Agreement Amendment, shall be read, taken and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 2.04 Governing Law. THIS SUPPLEMENTAL INDENTURE AND COLLATERAL AGREEMENT AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.05 Waiver of Jury Trial. EACH OF THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE AND COLLATERAL AGREEMENT AMENDMENT, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 2.06 Severability. In case any provision in this Supplemental Indenture and Collateral Agreement Amendment or the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

SECTION 2.07 Counterparts. The parties may sign any number of copies of this Supplemental Indenture and Collateral Agreement Amendment. Each signed copy shall be an original, but all of them together represent the same agreement. Signature pages provided in the form of a “.pdf” or similar imaged document transmitted by electronic mail shall be deemed original signatures for all purposes hereunder.

SECTION 2.08 Headings. The headings of the Sections of this Supplemental Indenture and Collateral Agreement Amendment have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and Collateral Agreement Amendment and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 2.09 Trustee and Collateral Agent Disclaimer. The recitals contained herein and the statements made in any Officer’s Certificate shall be taken as the statements of the Issuer, and the Trustee and the Collateral Agent assume no responsibility for their correctness, and none of the recitals contained herein or the statements made in any Officer’s Certificate are intended to or shall be construed as statements made or agreed to by the Trustee or the Collateral Agent. The Trustee and the Collateral Agent make no representations as to the validity or sufficiency of this Supplemental Indenture and Collateral Agreement Amendment or the consequences of any amendment provided herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture and Collateral Agreement Amendment to be duly executed all as of the date hereof.

EDGIO, INC.

By:	/s/ Richard Diegnan
	Name:	Richard Diegnan
	Title:	Authorized Officer

EDGIO INTERNATIONAL, INC.

By:	/s/ Richard Diegnan
	Name:	Richard Diegnan
	Title:	Authorized Officer

EDGECAST, INC.

By:	/s/ Shalando Smith
	Name:	Shalando Smith
	Title:	Authorized Officer

LIMELIGHT ACQUISITIONCO, INC.

By:	/s/ Richard Diegnan
	Name:	Richard Diegnan
	Title:	Authorized Officer

LIMELIGHT MIDCO, INC.

By:	/s/ Richard Diegnan
	Name:	Richard Diegnan
	Title:	Authorized Officer

LIMELIGHT NETWORKS VPS, INC.

By:	/s/ Richard Diegnan
	Name:	Richard Diegnan
	Title:	Authorized Officer

MOJO MERGER SUB, LLC

By:	/s/ Richard Diegnan
	Name:	Richard Diegnan
	Title:	Authorized Officer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Richard Krupske
Name: Richard Krupske
Title: Vice President

[Signature Page to Supplemental Indenture]